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                                                                   EXHIBIT 10.28


               AGREEMENT REGARDING OWNERSHIP OF ASA {CONFIDENTIAL
                  PORTION OMITTED AND FILED SEPARATELY WITH THE
                              COMMISSION} CLUB AND
                 FULFILLMENT OF FREE MINUTES AND EXCESS MINUTES
                              USED BY CLUB MEMBERS

AGREEMENT entered into as of the 1st day of June 1997 by and among QUINTEL ENTERTAINMENT, INC., a corporation organized under the laws of Delaware with offices at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 (hereafter referred to as "Quintel"), CALLING CARD CO., INC., a corporation organized under the laws of New York with offices at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 (hereafter referred to as "CC", Quintel and CC, and their respective subsidiaries and affiliates, and entities controlling, controlled by or under common control with Quintel and CC are collectively referred to as the "Quintel Companies"), ACCESS RESOURCE SERVICES, INC., a Delaware corporation with offices at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "Access"), and REAL COMMUNICATION SERVICES, INC., a Delaware corporation with offices at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "RCI"); Access and RCI, and their respective subsidiaries and affiliates, and entities controlling, controlled by or under common control with Access and RCI, including Psychic Readers Network, Inc., a Florida corporation ("PRN") are collectively referred to as the "PRN Companies".

                                    RECITALS:

A. The Quintel Companies intend to market a membership club which they have called the ASA {Confidential portion omitted and filed separately with the Commission} Club (the "{Confidential portion omitted and filed separately with the Commission} Club") offering premium telephone psychic and "new-age" entertainment services (the "Service") for a flat rate membership fee of {Confidential portion omitted and filed separately with the Commission} (the "Membership Fee"), entitling the club member ("Club Member") to utilize the Service for a certain number of free minutes of telephone time during a specified period (the "Free Service Minutes").

B. The Quintel Companies anticipate that Club Members will utilize additional minutes of telephone time in addition to the Free Service Minutes for which Club Members will be charged (the "Excess Service Minutes"; the Free Service Minutes and the Excess Service Minutes provided to Club Members shall be collectively referred to as the "Service Minutes").

C. The PRN Companies are also involved in the marketing of premium audiotext telephone entertainment and also provide the Quintel Companies with live psychic operator services pursuant to another agreement with the Quintel Companies (the "Service Agreement").



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D. The PRN Companies are parties to agreements with telecommunications service bureaus such as West Interactive Corporation ("Service Bureaus") under which telecommunications services furnished by telecommunications carriers ("Carriers") are provided to the PRN Companies for use in providing telephone entertainment services to their customers, as well as to customers of the Quintel Companies.

E. The Quintel Companies are also party to agreements with Service Bureaus under which telecommunications services furnished by the Service Bureaus and Carriers are provided to the Quintel Companies and their affiliates for use in providing telephone entertainment services to their customers.

F. The PRN Companies have assisted the Quintel Companies in the development of the {Confidential portion omitted and filed separately with the Commission} Club, and have agreed to assume responsibility for fulfillment of the obligation to provide the Free Service Minutes to Club Members, in consideration for which the Quintel Companies and the PRN Companies have agreed that the revenues, if any, from the charges to Club Members for the Excess Service Minutes and the expenses incurred in connection with the {Confidential portion omitted and filed separately with the Commission} Club shall be divided between them in the manner and on all of the other terms described in this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, it is hereby agreed as follows:

1. OWNERSHIP AND OPERATION OF THE {CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION} CLUB. The Quintel Companies shall have the sole and exclusive right to market and sell the Service offered by the {Confidential portion omitted and filed separately with the Commission} Club to the Quintel Companies' customers and potential customers in their sole and absolute discretion, in accordance with all applicable laws and regulations.

         a. The PRN Companies shall provide live psychic operator services to the Quintel Companies pursuant to the Service Agreement in connection with the operation of the {Confidential portion omitted and filed separately with the Commission} Club. All of the Service Minutes which are required to be provided to Club Members under the terms of membership in the {Confidential portion omitted and filed separately with the Commission} Club shall be provided to the Club Members by the PRN Companies under the PRN Companies' agreements with the Service Bureaus.

         b. The PRN Companies shall not market the {Confidential portion omitted and filed separately with the Commission}


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                  Club (or any program similar thereto) to their customers or potential customers.

         c. The Quintel Companies shall be the sole owners of all tangible and intangible property rights with respect to the {Confidential portion omitted and filed separately with the Commission} Club. The Quintel Companies shall have the sole right to the use of the names, telephone numbers and other information generated about the customers and potential customers of the {Confidential portion omitted and filed separately with the Commission} Club from the marketing and operation of the {Confidential portion omitted and filed separately with the Commission} Club, and the PRN Companies shall treat such information as Confidential Information of the Quintel Companies under the terms of the Service Agreement.

2. DIVISION OF RESPONSIBILITY FOR EXPENSES OF THE {CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION} CLUB.

         a. All charges rendered by the Service Bureaus and the Carriers for the Free Service Minutes used by the Club Members shall be paid in a timely fashion by the PRN Companies in accordance with their agreements with the Service Bureaus. The PRN Companies shall indemnify the Quintel Companies against any claim made by the Club Members, the Service Bureaus or the Carriers for charges, fees or expenses incurred in providing the Free Service Minutes to which the Club Members are entitled under the terms of their membership in the {Confidential portion omitted and filed separately with the Commission} Club and the PRN Companies shall hold the Quintel Companies harmless from any cost or expense arising in connection therewith. The Quintel Companies shall give notice to the PRN Companies of any claim for indemnification made under this paragraph in accordance with Section 5 of this Agreement, and the Quintel Companies shall be entitled to offset any payment made by them with respect to such indemnified claim against amounts due to the PRN Companies by the Quintel Companies under the Service Agreement or any other agreement between them.

         b. The Quintel Companies shall reimburse the PRN Companies for fifty percent (50%) of all charges rendered by the Service Bureaus and the Carriers for the Excess Service Minutes used by the Club Members, and which are not deducted by the Service Bureaus and Carriers from payments made in account of such Service Minutes, within thirty (30) days after receipt of a statement from the PRN Companies of such charges, and the PRN Companies shall be entitled to offset any such charges not paid by


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                  the Quintel Companies against amounts due to the Quintel
                  Companies by the PRN Companies under any other agreement between them. In the event that the Quintel Companies dispute the charges rendered by the Service Bureaus and the Carriers for the Excess Service Minutes used by the Club Members, the PRN Companies will cooperate with the Quintel Companies in seeking adjustment and refund, if applicable, of disputed charges, and in the event of any refund by the Service Bureaus and Carriers of charges for which the Quintel Companies have reimbursed the PRN Companies under this paragraph, such amount shall in turn be refunded to the Quintel Companies.

         c. The Quintel Companies shall be solely responsible for all other costs and expenses arising in connection with the marketing and operation of the {Confidential portion omitted and filed separately with the Commission} Club. The Quintel Companies shall indemnify the PRN Companies against any claims made by the Club Members or any other party (other than the Service Bureaus, Carriers or Club Members with respect to the charges for the Free Service Minutes) arising out of the operation of the {Confidential portion omitted and filed separately with the Commission} Club and shall hold the PRN Companies harmless from any cost or expense arising in connection therewith.

         d. The Quintel Companies shall have the right in their sole and absolute discretion to discontinue the {Confidential portion omitted and filed separately with the Commission} Club at any time, and to alter the membership terms, provided that any increase in the amount of Free Service Minutes shall be subject to the approval of the PRN Companies unless the Quintel companies assume responsibility for the charges of the Service Bureaus and Carriers for any such additional Free Service Minutes.

3. DIVISION OF REVENUES OF THE {CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION} CLUB. The revenues generated by the charges billed to the Club Members for the Excess Service Minutes provided to Club Members by the PRN Companies' Service Bureaus and Carriers shall be shared equally by the PRN Companies and the Quintel Companies.

         a. The Membership Fee paid by the Club Members shall be the sole property of the Quintel Companies, and the PRN Companies shall have no right to share in or have any other interest in the Membership Fee.

         b. The Quintel Companies shall be entitled to all revenues, other than the revenues from charges to Club Members for Excess Service Minutes provided by the PRN Companies'


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                  Service Bureaus and Carriers, generated by or derived from the sale of other goods or services in connection with the operation of the {Confidential portion omitted and filed separately with the Commission} Club.

4. REPRESENTATIONS AND WARRANTIES OF THE PRN COMPANIES. The PRN Companies represent and warrant to the Quintel Companies that: (i) they have the ability to provide all of the fulfillment of the Service Minutes required under this Agreement and to satisfy all charges rendered by the Service Bureaus and Carriers in connection therewith, subject to reimbursement by the Quintel Companies in accordance with this Agreement; (ii) annexed hereto as an Exhibit is a balance sheet and income statement of PRN for the six (6) month period ended June 30, 1997, and subsequent to such date PRN has organized RCI and Access Resource Services, Inc., a Delaware corporation, as wholly owned subsidiaries of PRN to conduct certain operations theretofore conducted by PRN, and the operation of such subsidiaries shall have no materially adverse effect upon the combined net income or results of operation of the PRN Companies.


5. INDEMNIFICATION. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any claim for which a party is entitled to indemnification under this Agreement (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to this Agreement (the "Indemnifying Party"); provided, however, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under paragraph (a) or (b) of this Section, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claim that has been or may be suffered by the Indemnitee.

         a. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.



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                  i.       If the Indemnifying Party elects not to compromise or
                           defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party (if the Indemnifying Party is found obligated to indemnify the Indemnitee with respect to the Claim).

                  ii. Subject to the limitations contained in Paragraph 5(b) on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (1) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (2) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such action, or (3) the Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses.

                  iii. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnifying Party elects not to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees with respect to such claim, unless in the reasonable judgment of an Indemnitee, and in the opinion of such Indemnitee's counsel, a conflict of interest may exist between such Indemnitee and any other of such Indemnitees with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         b. Notwithstanding the provisions of paragraph 5(a) neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent


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                  to a bona fide offer of settlement which the Indemnifying
                  Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, or (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. No party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such party of a release from all liability in respect to the Claim.

6. MISCELLANEOUS.

         a. Neither PRN nor any of the PRN Companies may assign its rights and obligations under this Agreement without the consent of Quintel. Any of the Quintel Companies may assign its rights and obligations under this Agreement to any subsidiary or affiliate controlling, controlled by or under common control with the Quintel Companies, or in connection with the sale of all or substantially all of the assets of any of the Quintel Companies or a merger or consolidation of any of the Quintel Companies with another entity.

         b. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service, if delivered by priority overnight delivery between any two points within the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address first set forth above, or such other address as shall be furnished in writing by like notice by any such party.

         c. No waiver by a party of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or subsequent breach.



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         d.       This Agreement contains the entire understanding of the
                  parties hereto with respect to the subject matter contained herein.

         e. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and the other persons executing this Agreement.

         f. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties to be charged thereby.

         g. This Agreement shall be governed by and construed in accordance with the law of New York, including its choice of law rules. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its address provided for the giving of notices under Section 6(b) above, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.

         h. This agreement does not constitute a joint venture or partnership by the parties, and each party is entering into this Agreement as a principal and not as an agent of the other.

         i. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and the extent of such invalidity or unenforceability shall not be deemed


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                  to destroy the basis of the bargain among the parties as
                  expressed herein, and the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         j. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

         k. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.





IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUINTEL ENTERTAINMENT, INC.             CALLING CARD CO., INC.


By:                                     By:
   ----------------------------------      -------------------------------------


PSYCHIC READERS NETWORK, INC.           REAL COMMUNICATION SERVICES,
                                        INC.


By:                                     By:
   ----------------------------------      -------------------------------------

ACCESS RESOURCE SERVICES, INC.


By:
   ----------------------------------



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